UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2017

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1999 Bryan Street, Suite 1200, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (214) 583-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On January 19, 2017, the Board of Directors (the “Board”) of Jacobs Engineering Group Inc. (the “Company”) elected Robert McNamara to serve as a director of the Company until the annual meeting of shareholders in 2018. Mr. McNamara has been appointed to serve on the Audit Committee of the Board. The Board, after consideration of all facts and circumstances, affirmatively determined that Mr. McNamara is an independent director under the independence standards of the New York Stock Exchange (the “NYSE”) and the Company’s guidelines for determining independence. The Board also determined that Mr. McNamara is “financially literate” as required by the NYSE listed company manual, as such qualification is interpreted by the Board in its business judgment.

In connection with his election, Mr. McNamara will receive the standard, annual compensation for the Company’s non-management directors. This annual compensation includes (i) a cash retainer in the amount of $100,000 per year through April 2017 and $110,000 per year thereafter, and (ii) pursuant to the Company’s 1999 Outside Director Plan, as amended and restated, an award of restricted stock units with an aggregate value of $135,000.

There were no understandings or other agreements or arrangements between Mr. McNamara and any other person pursuant to which Mr. McNamara was appointed as a director of the Company.

On January 19, 2017, the Company issued a press release announcing the appointment of Mr. McNamara to the Board. A copy of the press release is attached as Exhibit 99.1 to this report.

Amendment and Restatement of the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan

At the Annual Meeting, the Company’s shareholders approved the amendment and restatement of the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan (the “ESPP”). The amendment and restatement of the ESPP was approved by the Board on November 17, 2016, subject to shareholder approval. As a result of such shareholder approval, the ESPP was amended to, among other things, increase the maximum number of shares of common stock authorized for issuance over the term of the ESPP by 4,350,000 shares and extend the term of the plan to January 19, 2027.

A more complete description of the terms of the ESPP and the material amendments and modifications thereto can be found in “Proposal No. 2 – Approval of Amendment to and Restatement of the 1989 Employee Stock Purchase Plan” (pages 7 through 10) in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 9, 2016 (the “Proxy Statement”), which description is incorporated by reference herein. The foregoing descriptions and the description incorporated by reference from the Proxy Statement are qualified in their entirety by reference to the amended and restated ESPP, a copy of which is filed as Exhibit 10.1 to this report.

Amendment and Restatement of the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan

At the Annual Meeting, the Company’s shareholders also approved the amendment and restatement of the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan (the “GESPP”). The amendment and restatement of the GESPP was approved by the Board on November 17, 2016, subject to shareholder approval. As a result of such shareholder approval, the GESPP was amended to, among other things, increase the maximum number of shares of common stock authorized for issuance over the term of the GESPP by 150,000 shares and extend the term of the plan to January 19, 2020.

A more complete description of the terms of the GESPP and the material amendments and modifications thereto can be found in “Proposal No. 3 – Approval of Amendment to and Restatement of the Global Employee Stock Purchase Plan” (pages 11 through 14) in the Proxy Statement, which description is incorporated by reference herein. The foregoing descriptions and the description incorporated by reference from the Proxy Statement are qualified in their entirety by reference to the amended and restated GESPP, a copy of which is filed as Exhibit 10.2 to this report.

Amendment to Outstanding Restricted Stock Unit Awards

On January 18, 2017, the Human Resource and Compensation Committee (the “Compensation Committee”) approved an amendment to all outstanding restricted stock unit awards that vest solely based on the passage of time (“RSUs”) issued to employees (including the Company’s chief executive officer, chief financial officer, and other named executive officers) under the Company’s 1999 Stock Incentive Plan, as amended and restated. Pursuant to the amendment, if the Company pays an ordinary cash dividend on its outstanding common stock, each holder of RSUs will be credited with a dollar amount equal to (i) the per-share cash dividend, multiplied by (ii) the total number of RSUs held by such individual on the record date for that dividend (“Dividend Equivalents”). Dividend Equivalents vest on the same schedule as the RSU to which they relate and will be paid to the award holder in cash at the same time the share of common stock (or, in the case of cash-settled RSUs, the cash) underlying the RSU is delivered to the award holder.

The Compensation Committee determined that the amendment of outstanding RSUs to provide for Dividend Equivalents and the provision for Dividend Equivalents on future grants of RSUs were appropriate in light of the Company’s announcement on December 1, 2016 that it intends pay a regular quarterly dividend yielding approximately 1% per year starting in 2017. As RSUs are not outstanding shares of common stock and thus would not otherwise be entitled to participate in any such dividends, the crediting of Dividend Equivalents is intended to treat the award holders consistently with shareholders and, in the case of outstanding RSUs, preserve the equity-based incentives intended by the Company when the awards were granted.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2017, the Board amended and restated the Company’s bylaws to amend Section 3.02 to reduce the authorized number of directors from eleven to ten directors in connection with Mr. Watson’s and Mr. Coyne’s leaving the Board, as previously disclosed in the Proxy Statement, and the election of Mr. McNamara to the Board. The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 19, 2017, the Company held its annual meeting of shareholders, at which the following items were voted upon:

Proposal No. 1: Election of Directors

Nominee	For	Against	Abstain
Joseph R. Bronson	95,596,596	1,528,710	62,078
Juan José Suárez Coppel	93,196,644	1,851,750	138,990
Robert C. Davidson, Jr.	81,371,172	13,751,743	64,469
Steven J. Demetriou	93,803,822	1,094,299	289,263
Ralph E. Eberhart	93,565,261	1,490,738	131,385
Dawne S. Hickton	93,303,103	1,749,026	135,255
Linda Fayne Levinson	92,805,200	2,313,075	69,109
Peter J. Robertson	94,520,481	531,830	135,073
Christopher M.T. Thompson	91,851,519	3,200,386	135,479

There were 13,509,497 broker non-votes in the election of directors.

Proposal No. 2: Approval of an Amendment to and Restatement of the Company’s 1989 Employee Stock Purchase Plan

For	Against	Abstain
94,434,906	610,241	142,237

There were 13,509,497 broker non-votes on the proposal.

Proposal No. 3: Approval of an Amendment to and Restatement of the Company’s Global Employee Stock Purchase Plan

For	Against	Abstain
94,476,698	571,740	138,946

There were 13,509,497 broker non-votes on the proposal.

Proposal No. 4: Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending September 29, 2017

For	Against	Abstain
107,077,287	1,450,978	168,616

There were no broker non-votes on the proposal.

Proposal No. 5: Advisory Vote to Approve the Company’s Executive Compensation

For	Against	Abstain
91,334,259	3,045,852	807,273

There were 13,509,497 broker non-votes on the proposal.

Proposal No. 6: Advisory Vote on the Frequency of Shareholder Advisory Votes on the Company’s Executive Compensation

3 Years	2 Years	1 Year	Abstain
7,284,669	198,208	86,570,592	1,133,915

There were 13,509,497 broker non-votes on the proposal.

After considering the results of the stockholder advisory vote, the Company has determined to hold an advisory vote on executive compensation every year until the next stockholder vote on the frequency of stockholder votes on executive compensation. A stockholder vote on the frequency of stockholder votes on executive compensation is required to be held at least once every six years.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

3.1	Amended and Restated Bylaws of Jacobs Engineering Group Inc., dated January 19, 2017

10.1†	Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan (as Amended and Restated on January 19, 2017)

10.2†	Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan (as Amended and Restated on January 19, 2017)

99.1	Press Release, dated January 19, 2017, announcing the appointment of Robert McNamara to the Board of Directors of Jacobs Engineering Group Inc.

†	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2017

JACOBS ENGINEERING GROUP INC.

By:	/s/ Kevin C. Berryman
Kevin C. Berryman
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Amended and Restated Bylaws of Jacobs Engineering Group Inc., dated January 19, 2017

10.1†	Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan (as Amended and Restated on January 19, 2017)

10.2†	Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan (as Amended and Restated on January 19, 2017)

99.1	Press Release, dated January 19, 2017, announcing the appointment of Robert McNamara to the Board of Directors of Jacobs Engineering Group Inc.

†	Management contract or compensatory plan or arrangement